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Exhibit 23.2
                                                                  March 19, 2003


Banc Services Corp.                            Wayne Bancorp, Inc.
101 West Market Street                         112 West Liberty Street
Orrville, Ohio 44667                           Wooster, Ohio 44691
Attention: Rod C. Steiger,                     Attention: David P. Boyle,
  President and Chief                            President and Chief
  Executive Officer                              Executive Officer


Gentlemen:

         Reference is made to the Registration Statement on Form S-4 which Wayne Bancorp intends to file on or about March 21, 2003 with the Securities and Exchange Commission in connection with the merger of Banc Services Corp. with and into Wayne Bancorp, Inc. related to the proposed issuance of 1,329,278 shares of Common Stock, no par value, of Wayne Bancorp, Inc.

         We hereby consent to the filing of the form of our opinion contained in
Exhibit 8 to Wayne Bancorp's Form S-4 Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.


                                                     Very truly yours,

                                                     /s/ Frost Brown Todd LLC